Exhibit 10.65

PARTIAL  ASSIGNMENT AND MODIFICATION AGREEMENT

This Partial Assignment and Modification Agreement (the “Agreement”) is made by and among BIOHEART, INC. (the “Issuer”), BlueCrest Venture Finance Master Fund Limited (“BlueCrest”) and Greystone Capital Partners (the “Investor”), on October 1, 2011.  (The Issuer, BlueCrest and the Investor are sometimes referred to in this Agreement singly as a “Party” or collectively as the “Parties.”)

RECITALS

WHEREAS, the Issuer is indebted to BlueCrest in the principal amount of $1,192,788.63 (the “Current Amount”) as of the date hereof as evidenced by the promissory note dated September 1, 2011 (as amended, the “Note”), attached as Exhibit A, which was issued by the Issuer and is governed by the terms and conditions of that certain Amended and Restated Loan and Security Agreement, dated as of October 25, 2010 (as amended from time to time, the “BlueCrest Loan Agreement”);

WHEREAS, the Issuer desires to fulfill certain debt obligations due and payable to BlueCrest on October 1, 2011 in the amount of $139,728.82 (the “Debt”), and to accomplish such payment, the Issuer and BlueCrest have agreed to assign the Note in part, such that two notes would hereafter be outstanding, one in favor of BlueCrest having an aggregate principal amount equal to $1,065,832.59 (the Current Amount minus the principal portion of the Debt payment) and to be evidenced by the A Note, and another in favor of the Investor in the principal amount of $139,728.82 and to be evidenced by the B Note, copies of which are attached hereto, respectively as Exhibit B-1 and Exhibit B-2; and

WHEREAS, the Issuer and the Investor desire to exchange the B Note for the Unsecured, Subordinated Convertible Note attached hereto as Exhibit C; and

WHEREAS, to effectuate this understanding, the Parties agree to enter this Agreement;

NOW THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.

Assignment of Debt.  In consideration for the payment by the Investor to BlueCrest of the sum of $139,728.82, BlueCrest hereby assigns and endorses to the Investor the B Note (the “Assignment”) in the form attached hereto as Exhibit B-2.

1.1.

The Investor hereby accepts the Assignment and the Issuer acknowledges the Assignment;

1.2.

The Issuer confirms that BlueCrest advanced funds to the Issuer represented by the Debt on or before December 2009, and agrees, acknowledges, consents and stipulates, that full consideration has been rendered for said Debt and hereby waives any and all objections thereto;

1.3.

THE INVESTOR ACKNOWLEDGES AND AGREES THAT BLUECREST SHALL HAVE NO LIABILITY TO THE INVESTOR IN THE EVENT OF DEFAULT BY THE ISSUER UNDER THIS AGREEMENT OR THE B NOTE.

2.

Conditions Precedent.  The Parties agree that each of the following conditions precedent shall be met before any of the transactions contemplated hereby are effective:

(i)

The Issuer shall have executed and delivered to BlueCrest, the A Note;

(ii)

The Issuer shall have executed and delivered to BlueCrest, the B Note; and

(iii)

The Investor shall have delivered to BlueCrest, the Subordination Agreement.

3.

Exchange of B Note for Unsecured Subordinated Convertible Note.  Contemporaneously herewith, (i) Investor and Issuer agree that the B Note is hereby exchanged for the Unsecured Subordinated Convertible Note executed and delivered by Issuer to Investor which replaces the B Note (and which B Note shall be cancelled); and (ii) the Issuer agrees to execute and deliver an amended and restated subordination agreement, in form and substance satisfactory to BlueCrest in its sole discretion (the “Subordination Agreement”).

4.

Jurisdiction and Venue.  The Parties agree that this Agreement shall be construed solely in accordance with the laws of the State of Illinois, notwithstanding its choice or conflict of law principles, and any proceedings arising among the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be heard solely in the State and/or Federal courts located in Chicago, Illinois.

5.

Legal Opinion.  The Issuer’s counsel has provided an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of the Unsecured Subordinated Convertible Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption.

6.

Representation and Warranties.

6.1.

Issuer.  The Issuer hereby represents and warrants the following:

6.1.1.

The Issuer will reserve for issuance sufficient shares of authorized but unissued Common Stock for the issuance of the Conversion Shares.

6.1.2.

All funds advanced to Issuer by BlueCrest constituting the Debt have been fully rendered for legitimate business purposes.

6.1.3.

Upon conversion at any time following the date hereof, the shares converted in accordance with this Agreement shall be issued unrestricted pursuant to exemptions provided under Rule 144, Regulation D, and/or other available exemptions.

6.1.4

Issuer has all requisite corporate power and authority to enter into and perform this Agreement, and to consummate the transactions contemplated hereby in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, by Issuer and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, and (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and constitutes, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

6.2.

BlueCrest – BlueCrest hereby represents and warrants the following:

6.2.1.

It has not assigned or otherwise transferred the rights in respect of the portion of Borrower’s Liabilities represented by the B Note.

6.3.

Investor – Investor hereby represents and warrants the following:

6.3.1

(i) Investor has all requisite corporate power and authority to enter into and perform this Agreement, and to consummate the transactions contemplated hereby in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, by Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by and no further consent or authorization is required, and (iii) this Agreement has been duly executed and delivered by Investor by its authorized representative, and constitutes, a legal, valid and binding obligation of the Company enforceable against the Investor in accordance with its terms, (iv) Investor is neither an affiliate of the Issuer nor of BlueCrest.

7.

Miscellaneous.

7.1.

Counterparts.  This Agreement may be executed in any number of counterparts by original, facsimile or email signature.  All executed counterparts shall constitute one Agreement not withstanding that all signatories are not signatories to the original or the same counterpart.  Facsimile and scanned signatures are considered original signatures.

7.2.

Severability.   If any term in this Agreement is found by a court of competent jurisdiction to be unenforceable, then the remainder of this Agreement shall continue in full force and effect.  The advance of any funds by the Investor to BlueCrest may not be rescinded, nor shall the consideration proffered by the Investor for the remaining Debt acquired by Investor not converted by the Investor in accordance with this Agreement be returned in any part, except in accordance with the terms and conditions of the Subordination Agreement.

7.3.

Legal Fees.  Except as provided in Section 4 of this agreement, each Party will bear its own legal expenses in the execution of this Agreement.  If the Issuer defaults and the Investor or BlueCrest is required to expend funds for legal fees and expenses, such costs will be reimbursed to the Investor or BlueCrest, as the case may be, by the Issuer, subject to the terms and conditions of the Subordination Agreement.

7.4.

Modification; Assignment.  This Agreement may only be modified in a writing signed by all Parties.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto, provided, however, that Issuer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of BlueCrest and the Investor.

7.5.

Waiver of Jury Trial.  The Parties hereto each waive the right to trial by jury in any action or proceed based upon, arising out of, or in any way relating to this Agreement whether in contract, tort or otherwise.

7.6.

Effect upon BlueCrest Loan Agreement.  Except as expressly provided, nothing herein shall amend or modify the terms and conditions of the BlueCrest Loan Agreement.  The Investor shall not be deemed to be the beneficiary of any of the terms and conditions of the BlueCrest Loan Agreement as a result of entering into this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

BIOHEART, INC.	Greystone Capital Partners

By: /s/ Mike Tomas	By: /s/ Bryan Collins
Mike Tomas, CEO & PRESIDENT	Name: Bryan Collins
Title: President

 BLUECREST VENTURE FINANCE MASTER FUND LIMITED

acting by its duly appointed agent, BlueCrest Capital Management Guernsey LP (acting through its Geneva branch) acting by its general partner, BlueCrest Capital Management Guernsey Limited

By: /s/ Jeremy Sambrook

Name: Jeremy Sambrook

Title: Director